                                                               EXHIBIT 13(d)(ii)


                          THE DEPOSITORY TRUST COMPANY
           A subsidiary of The Depository Trust & Clearing Corporation

                        ISSUER LETTER OF REPRESENTATIONS
          [To be Completed by Issuer and Co-Issuer(s), if applicable]

       ------------------------------------------------------------------
                [Name of Issuer and Co-Issuer(s), if applicable]

       ------------------------------------------------------------------
       [Security Description, including series designation if applicable]

       ------------------------------------------------------------------
                        [CUSIP Number of the Securities]

                                                          ----------------------
                                                                  [Date]

[For Municipal Issues:
   Underwriting Department--Eligibility; 25th Floor]
[For Corporate Issues:
   General Counsel's Office; 22nd Floor]
THE DEPOSITORY TRUST COMPANY
55 Water Street
New York, NY 10041-0099

Ladies and Gentlemen:

   This letter sets forth our understanding with respect to the Securities represented by the CUSIP number referenced above (the "Securities"). Issuer requests that The Depository Trust Company ("DTC") accept the Securities as eligible for deposit at DTC. The DTC Participant,
                                                 ----------------------------
(manager, underwriter, or placement agent) will distribute the securities through DTC.

   To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with DTC's Rules with respect to the Securities, Issuer represents to DTC that Issuer will comply with the requirements applicable to it stated in DTC's Operational Arrangements (found at WWW.DTCC.COM and WWW.DTC.ORG), as they may be amended from time to time.

                                             Very truly yours,

Note:
----

Schedule A contains statements that
DTC believes accurately describe DTC,        ----------------------------------
the method of effecting book-entry                        (Issuer)
transfers of securities distributed       By:
through DTC, and certain related             ----------------------------------
matters.                                     (Authorized Officer's Signature)

Received and Accepted:                       ----------------------------------
THE DEPOSITORY TRUST COMPANY                           (Print Name)

By:
   ----------------------------------        ----------------------------------
                                                     (Street Address)


                                             ----------------------------------
                                            (City)  (State) (Country) (Zip Code)

                                             (   )
                                             ----------------------------------
                                                      (Phone Number)

                                             ----------------------------------
[DTCC THE DEPOSITORY TRUST &                          (E-mail Address)
 CLEARING CORPORATION LOGO]

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


        Additional Signature Page to DTC Issuer Letter of Representation
                            for use with Co-Issuers


                  --------------------------------------------
                        [Name of Issuer and Co-issuer(s)]



In signing this Issuer letter of Representations dated as
of                                                        Co-Issuer
   -----------------------------, ------------------------
agrees to and shall be bound by all "Issuer" representations.




        -------------------------------------------------
                          (Co-Issuer)

By:
        -------------------------------------------------
                (Authorized Officer's Signature)


        -------------------------------------------------
                          (Print Name)


        -------------------------------------------------
                        (Street Address)


        -------------------------------------------------
        (City)        (State)    (Country)     (Zip Code)

        (   )
        -------------------------------------------------
                         (Phone Number)


        -------------------------------------------------
                        (E-mail Address)




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

                                                                     SCHEDULE  A

                                           (TO ISSUER LETTER OF REPRESENTATIONS)

                        SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                      -----------------------------------
             (PREPARED BY DTC--BRACKETED MATERIAL MAY BE APPLICABLE
                            ONLY TO CERTAIN ISSUES)

   1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue,and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

   2. DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has Standard & Poor's highest rating:
AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at WWW.DTCC.COM and WWW.DTC.ORG.

   3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner")is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

   4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity


                                                                         [03/05]
of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.]

   [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

   7. Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

   8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

   [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

   10. DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

   11. Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.

   12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.


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